Exhibit 23.02

KPMG LLP 2755 Augustine Drive Suite 701 Santa Clara, CA 95054

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 15, 2024, with respect to the consolidated financial statements of Gen Digital Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California
April 17, 2025